THIRTEENTH AMENDMENT AGREEMENT

This Thirteenth Amendment Agreement ("Amendment Agreement") is dated as of this 17th day of September, 2001, by and between GREEN MOUNTAIN COFFEE ROASTERS, INC., a Vermont corporation with a principal place of business at 33 Coffee Lane, Waterbury, Vermont, 05676 (the "Borrower"), GREEN MOUNTAIN COFFEE ROASTERS FRANCHISING CORPORATION., a Delaware corporation (the "Subsidiary"), and FLEET NATIONAL BANK (successor by merger to FLEET BANK - NH), a national bank organized under the laws of the United States with a place of business at 1155 Elm Street, Manchester, New Hampshire, 03101 (the "Bank").

WITNESSETH:

WHEREAS, the Bank and the Borrower entered into a Seventh Amendment and First Restatement of the Commercial Loan Agreement dated April 12, 1996 and have executed certain documents and instruments in connection therewith, as amended (the Loan Agreement and all of the foregoing, as amended, are herinafter referred to collectively as the "Loan Documents");

WHEREAS, pursuant to the Loan Agreement, the Bank has extended to the Borrower certain credit facilities including a revolving line of credit loan up to the maximum principal amount of Fifteen Million Dollars ($15,000,000) (the "Revolving Line of Credit Loan");

WHEREAS, the parties desire to amend the Loan Agreement and Loan Documents to (i) amend the financial covenants and (ii) amend the Loan Documents in certain other respects.

NOW, THEREFORE, in consideration of the foregoing and mutual covenants and agreements therein contained, the receipt and adequacy of which are hereby acknowledged, the parties covenant, stipulate and agree as follows:

  Representation and Warranties Of The Borrower And The Subsidiary. The Borrower and the Subsidiary represent and warrant to the Bank as follows:

    Except as modified by this Agreement, the representations and warranties of the Borrower and the Subsidiary made in the Loan Documents remain true and accurate and are hereby reaffirmed as of the date hereof.

    The Borrower and the Subsidiary have performed, in all material respects, all obligations to be performed by each of them to date under the Loan Document and no event of default exists thereunder.

    The Borrower is a corporation duly organized, qualified and existing in good standing under the laws of the State of Vermont. The Borrower is a corporation duly organized and validly existing, in good standing, under the laws of the jurisdiction of the respective organization.

    The execution, delivery, and performance of this Amendment Agreement and the documents relating hereto (the "Amendment Documents") are within the power of the Borrower and are not in contravention of law, the Borrower's Articles of Incorporation, By-Laws, formation agreement, or the terms of any other documents, agreements, or undertaking to which the Borrower is a party or by which the Borrower is bound. No approval of any person, corporation, governmental body, or other entity not provided herewith is a prerequisite to the execution, delivery, and performance by the Borrower of the Amendment Documents or any of the documents submitted to the Bank in connection with the Amendment Documents or upon execution by the Bank to ensure the validity of enforceability thereof.

    When executed on behalf of the Borrower and the Subsidiary, the Amendment Documents will constitute a legally binding obligation of the Borrower and the Subsidiary, enforceable in accordance with their terms; provided, that the validity or enforceability of any provision in the Loan Documents, or of any rights granted to the Bank pursuant thereto may be subject to and affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and that the right of the Bank to specifically enforce any provisions of the Loan Documents is subject to general principles of equity.

  Amendment To Loan Agreement. The Loan Agreement, as amended, shall be further amended as follows:

    Article IV, Schedule B. Description of Additional Financial and other Covenants:

    Delete Paragraph D in its entirety and replace it with the following:

    D. Borrower shall not make expenditures for capital assets or capital improvements (as determined in accordance with GAAP) in the Fiscal Year Ending September 2001 in excess of Six Million Five Hundred Thousand Dollars ($6,500,000) and in the Fiscal Year Ending September 2002 in excess of Seven Million Five Hundred Thousand Dollars ($7,500,000) plus the amount of cash received in such fiscal year by Borrower from the sale of capital assets.

    Article I, Paragraph D. Revolving Line of Credit Loan Interest Rates

    Replace all references to the Bank's "Base Rate" in Section (iv) with "Prime Rate". The term "Prime Rate" means the variable per annum rate of interest so designated from time to time by Fleet National Bank (or its successors or assigns) as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

    Add the following to Article XIII. Miscellaneous Provisions

  R. Application of Payments "All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal or interest), then to accrued to interest, and the balance on account of outstanding principal; provided, however, that after demand, payments will be applied to the obligations of Borrower to Bank as Bank determines in its sole discretion."

  S. Payment of Fees and Expenses "Borrower shall pay on demand all expenses of Bank in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with Bank's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the loan or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any collateral"

  T. Use of Proceeds/Regulation U. "No portion of the proceeds of the loan shall be used, in whole or in part, for the purpose of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System"

  Loan Documents. The Borrower and the Subsidiary shall deliver this Amendment Agreement to the Bank and this document shall be included in the term "the Loan Documents" appearing in the original Loan Agreement. The collateral granted to the Bank therein, including without limitation, the security agreement, shall secure the loan as set forth in the Loan Documents, as amended.

  Future References. All reference to the Loan Documents shall hereinafter refer to such documents as amended.

  Continuing Effect. The provisions of the Loan Documents, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

  General.

    The Borrower and the Subsidiary shall execute and deliver such additional documents and do such other acts as the Bank may be reasonably require to implement the intent of this Thirteenth Amendment Agreement fully.

    The Borrower shall pay all costs and expenses, including, but not limited to, reasonable attorneys' fees, incurred by the Bank in connection with this Amendment Agreement. The Bank, at its option, but without any obligation to do so, my advance funds to pay any such costs and expenses that are the obligation of the Borrower, and all such funds advanced shall bear interest at the highest rate provided in the Note.

    This Agreement and the Amendment Documents may be executed in several counterparts by the Borrower and the Bank, and any obligor or guarantor of the Loan Agreement, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

    This Agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Agreement, and no party is relying on any promise, agreement or understanding not set forth in this Agreement. This Agreement may not be amended or modified except by the written instrument describing such amendment or modification executed by Borrower and Bank.

IN WITNESS WHEREOF, the Bank, the Borrower, and the Subsidiary have executed this Amendment Agreement by their duly authorized officers as of the date set forth above.

FLEET NATIONAL BANK

By: /s/ Kenneth Sheldon
Kenneth Sheldon, Vice President

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By: /s/ Robert D. Britt
Robert D. Britt, Chief Financial Officer

GREEN MOUNTAIN COFFEE ROASTERS FRANCHISING CORPORATION

By: /s/ Robert D. Britt
Robert D. Britt, Chief Financial Officer

STATE OF Vermont
COUNTY OF Washington

The foregoing instrument was acknowledged before me this 17th day of September, 2001 by Robert D. Britt, Chief Financial Officer of Green Mountain Coffee Roasters, Inc., a Vermont corporation, on behalf of such corporation.

/s/ Dianna L. DiMatteo
Notary Public/ justice of the Peace

My commission expires: 2/10/03

STATE OF Vermont
COUNTY OF Washington

The foregoing instrument was acknowledged before me this 17th day of September, 2001 by Robert D. Britt, Chief Financial Officer of Green Mountain Coffee Roasters Franchising Corporation, a Delaware corporation, on behalf of such corporation.

/s/ Dianna L. DiMatteo
Notary Public/ justice of the Peace

My commission expires: 2/10/03